UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2014

HYDROPHI TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55050	27-2880472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRA Employer Identification No.)

3404 Oakcliff Road, Suite C6 Doraville, GA	30340
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 974-9910

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01— Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 25, 2014, Hydrophi Technologies Group, Inc. (the “Company”) consummated the transactions contemplated by a securities purchase agreement, dated April 25, 2014 (the “Purchase Agreement”), with 31 Group, LLC (the “Investor”).  Certain affiliates of Aegis Capital Corp. participated in the funding of the purchase of the securities under the Purchase Agreement though 31Group LLC. Subject to the terms and conditions of the Purchase Agreement, the Company sold the Investor (i) certain convertible notes of the Company, which can be converted into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and (ii) a Warrant to purchase additional shares of Common Stock.  The Company will file a registration statement to register the resale rights of all the shares of Common Stock issuable under the convertible notes and the warrant.

Convertible Notes

Pursuant to the Purchase Agreement, the Company sold the Investor a convertible note with an initial principal amount of $924,000 (the “Initial Convertible Note”), for a purchase price of $600,000 (an approximately 35% original issue discount). Additionally, at the request of the Company made within 160 days of the date of the Purchase Agreement, the Investor is irrevocably bound to purchase, on the tenth trading day after the effective date of a registration statement, an additional convertible note with an initial principal amount of $1,040,000 and a 24-month term (the “Additional Convertible Note” and, together with the Initial Convertible Note, the “Convertible Notes”), for a fixed purchase price of $1,000,000, subject only to conditions outside of the Investor’s control or that the Investor cannot cause not to be satisfied, none of which are related to the market price of the Common Stock.

With respect to the Initial Convertible Note, $100,000 of the outstanding principal amount of the Initial Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) (the “Reducible Principal Amount”) will be automatically extinguished (without any cash payment by the Company) if (i) the Company has properly filed a registration statement with the Securities and Exchange Commission (the “SEC”), on or prior to May 14, 2014, covering the resale by the Investor of shares of the  Common Stock issued or issuable upon conversion of the Convertible Notes and (2) no event of default, or an event that with the passage of time or giving of notice would constitute an event of default (the “Default Event”), has occurred on or prior to such date.  Moreover, $200,000 of Reducible Principal Amount will be automatically extinguished (without any cash payment by the Company) if (i) the resale registration statement is declared effective by the SEC on or prior to July 27, 2014 and the prospectus contained therein is available for use by the Investor for its resale of the shares of Common Stock issued or issuable upon conversion of the Convertible Notes and (ii) no Default Event has occurred on or prior to such date.  If the resale registration statement is declared effective by the SEC after July 27, 2014 but on or prior to August 26, 2014, and (2) no Default Event has occurred on or prior to such date, $100,000 of the Reducible Principal Amount will be automatically extinguished (without any cash payment by the Company).

The Initial Convertible Note matures on April 28, 2016 (subject to extension as provided in the Initial Convertible Note) and, in addition to the approximately 35% original issue discount, accrues interest at an annual rate of 8.0%.  If issued, the Additional Convertible Note will mature 24 months from the date of issuance and will accrue interest at the same rate. The Convertible Notes are convertible at any time after issuance, in whole or in part, at the Investor’s option, into shares of Common Stock, at a conversion price equal to the lesser of (i) the product of (x) the arithmetic average of the lowest three volume weighted average prices of the Common Stock during the ten consecutive trading days ending and including the trading day immediately preceding the applicable conversion date and (y) 35%, and (ii) $0.35 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions).

The Initial Convertible Note includes and, if issued, the Additional Convertible Note will include, customary event of default provisions. The Initial Convertible Note provides and, if issued, the Additional Convertible Note will provide, for a default interest rate of 18%. Upon the occurrence of an event of default, the Investor may require the Company to pay in cash the “Event of Default Redemption Price” which is defined in the Convertible Notes to mean the greater of (i) the product of (A) the amount to be redeemed multiplied by (B) 135% (or 100% if an insolvency related event of default) and (ii) the product of (X) the conversion price in effect at that time multiplied by (Y) the product of (1) 135% (or 100% if an insolvency related event of default) multiplied by (2) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date the Company makes the entire payment required to be made under this provision.

The Company has the right at any time to redeem all, but not less than all, of the total outstanding amount then remaining under the Convertible Notes (the “Remaining Amount”) at a price equal to 135% of the Remaining Amount.  The Company is also required to reserve 150% of the number of shares of Common Stock of the Remaining Amount.

Warrants

Pursuant to the Purchase Agreement, the Company also sold the Investor a warrant to acquire up to 2,647,059 additional shares of Common Stock (the “Warrant Shares”) at an exercise prices of $0.17 per share (the “Warrant”).  The Warrant has a two-year term and expires on April 28, 2016.  The Warrant provides for adjustment of the exercise price and share amount in the event of certain dilutive issuances by the Company.

The Warrant may be exercised by the Investor, in whole or in part, on any day after the issuance of the Warrant.  The Investor may exercise the Warrant by delivering a written notice and payment to the Company. If at the time of exercise of the Warrant, a registration statement for the resale of the Warrant Shares is not effective, then the Investor has a cashless exercise right.

The Investor, will not be entitled, by virtue of being a holder of the Warrant, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.  If, however, the Company decides to declare a dividend or make distributions of its assets (the “Distribution”), the Investor will be entitled to such Distribution to the same extend that the Investor would have participated therein if the Investor had held the number of share of Common Stock acquirable upon complete exercise of the Warrant.

If the Company enters into a fundamental transaction, which includes mergers, sales of substantially all of the Company’s assets, or a change-in-control event, then subject to the terms and conditions of the Warrant, the Company may have to pay the Investor cash in an amount equal to the value of the warrant, which will be determined jointly by the Company and the Investor.

Other Terms

The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. The Purchase Agreement also provides for indemnification of the Investor and its affiliates in the event that the Investor incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to the Company’s breach of any of its representations, warranties or covenants under the Purchase Agreement.

At no time will the Investor be entitled to exercise the Warrant, or to convert any portion of the Convertible Notes, to the extent that after such exercise/conversion, the Investor (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of Common Stock as of such date, which limit may be increased to 9.99% at the election of the Investor but no greater than 9.99%.

The issuance of the Warrant Shares and Initial Convertible Note to the Investor under the Purchase Agreement were, and, if issued, the issuance of the Additional Convertible Note to the Investor under the Purchase Agreement will be, exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of the Investor in the Purchase Agreement that the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about its investment and about the Company.

Registration Rights Agreement

In connection with the execution of the Purchase Agreement, on April 28, 2014, the Company and the Investor also entered into a registration rights agreement (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, the Company has agreed to file an initial registration statement (“Initial Registration Statement”) with the SEC to register the resale of all shares of Common Stock issuable under the Convertible Notes, the Warrant and any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (the “Registrable Shares”) on or prior to May 14, 2014 and have it declared effective at the earlier of (i) the 120th calendar day after the date of hereof in the event that the Initial Registration Statement is subject to a limited or full review by the SEC and (ii) the 5th business day after the date the Company is notified by the SEC that the registration statement will not be reviewed or will not be subject to further review.

The Company also agreed to file additional Registration Statements to cover all of the Registrable Securities that are not covered by the Initial Registration Statement as soon as practicable (the “Additional Registration Statements”) and have it declared effective no later than the earlier of (i) the 90th calendar day after the date of hereof in the event that such Registration Statement is subject to a limited or full review by the SEC and (B) the 5th business day after the date the Company is notified by the SEC that the registration statement will not be reviewed or will not be subject to further review.  In addition, if there is not an effective Registration Statement covering all the Registrable Securities by the six-month anniversary of the Registration Rights Agreement, the Company agrees to file a Piggy-Back registration with the SEC.

The Company also agreed, among other things, to indemnify the Investor from certain liabilities and fees and expenses of the Investor incident to the Company’s obligations under the Registration Rights Agreement, including certain liabilities under the Securities.  The Investor has agreed to indemnify and hold harmless the Company and each of its directors, officers and persons who control the Company against certain liabilities that may be based upon written information furnished by the Investor to the Company for inclusion in a registration statement pursuant to the Registration Rights Agreement, including certain liabilities under the Securities Act.

The foregoing descriptions of the Purchase Agreement, the Convertible Notes, the Warrant and the Registration Rights Agreement do not purport to be complete, and are qualified in their entirety by reference to each such document (or form thereof, as applicable), filed as Exhibits 10.1, 4.1, 4.2 and 10.2, respectively, and incorporated herein by reference.

Item 2.03

Creation of Direct Financial Obligation or an Obligation under an

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this item.

Item 3.02

Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this item.

Item 9.01

Financial Statements and Exhibits

4.1	Form of Convertible Note, for 31 Group, LLC
4.2	Form of Warrant, to be dated on April 28, 2014
10.1	Securities Purchase Agreement, dated as of April 25, 2014, by and between HydroPhi Technologies Group, Inc., and 31 Group, LLC
10.2	Registration Rights Agreement, to be dated as of April 28, 2014, by and between HydroPhi Technologies Group, Inc., and 31 Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HydroPhi Technologies Group, Inc.

Date: April 28, 2014	By:	/s/ Roger M. Slotkin
Roger M. Slotkin
President, Chief Executive Officer and Director